UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	— Other Events.

On December 21, 2015, the Company announced that pursuant to the previously announced cash tender offer by L-3 approximately $840 million aggregate principal amount of the notes listed in the table below were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on December 18, 2015, the early tender date for the tender offer.

The table below sets forth the aggregate principal amount of each series of notes subject to the tender offer that were validly tendered and not validly withdrawn at or prior to the early tender date.

Title of Security	CUSIP No.	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Aggregate Principal Amount Tendered	Anticipated Aggregate Principal Amount to be Accepted
3.95% Notes due 2024	502413 BD8	$650,000,000	1	$456,259,000	$300,000,000
1.50% Notes due 2017	502413 BC0	$350,000,000	2	$177,841,000	$0
3.95% Notes due 2016	502413 BB2	$500,000,000	3	$205,562,000	$0

Subject to the terms and conditions of the tender offer, including the tender cap of $300 million and associated proration procedures, L-3 accepted for purchase all of the notes validly tendered and not validly withdrawn at or prior to the early tender date.

The pricing terms were determined at 2:00 p.m., New York City time, on December 18, 2015. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on January 5, 2016, unless extended or earlier terminated.

Holders of notes subject to the tender offer who validly tendered and did not validly withdraw their notes at or prior to the early tender date are eligible to receive the previously announced total consideration, which includes an early tender premium of $30 per $1,000 principal amount of notes tendered by such holders and accepted for purchase by L-3. Accrued and unpaid interest up to, but not including, the settlement date will be paid in cash on all validly tendered notes accepted and purchased by L-3 in the tender offer.

In accordance with the terms of the tender offer, the withdrawal date was 5:00 p.m., New York City time, on December 18, 2015. As a result, tendered notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The tender offer is being conducted upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 7, 2015, and the related Letter of Transmittal.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will,” “could” and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-Looking Statements included in the company’s recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update these forward-looking statements.

The Company issued press release, a copy of which is attached as Exhibit 99.1 to this report, announcing the early results of the tender offer. The press release attached as Exhibit 99.1 to this report is incorporated by reference herein.

ITEM 9.01. — Financial Statements and Exhibits.

(D)	Exhibits

Exhibit	Description

99.1	Press release dated December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: December 22, 2015